Exhibit 10.9

PAGAYA TECHNOLOGIES LTD.

2016 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan

The purposes of this Equity Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the business of the Company and its Subsidiaries. Awards granted under this Plan may be 102 Options, 3(i) Options, Awards of Restricted Stock, Awards of Restricted Stock Units, Incentive Stock Options, Nonstatutory Stock Options or any combination of the foregoing, as determined by the Administrator at the time of grant.

2.	Definitions

As used herein, the following definitions shall apply:

2.1.	“Affiliate” means any “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2.	“Administrator” means the Board or any of its Committees as shall be administrating the Plan in accordance with Section 4 hereof.

2.3.	“Applicable Laws” means the requirements relating to the administration of stock option plans under Israeli and U.S. state corporate laws, Israeli and U.S. federal and state securities laws, the Code, the Ordinance, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction that may apply to Awards which are granted under the Plan.

2.4.	“Articles” means the Articles of Association of the Company, as amended or restated from time to time.

2.5.	“Award” means any 102 Options, 3(i) Options, awards of Restricted Stock, awards of Restricted Stock Units, Incentive Stock Options, Nonstatutory Stock Options or any combination of the foregoing, which are granted under the Plan.

2.6.	“Award Agreement” means, with respect to each Award, the applicable signed written agreement between the Company and the Participant setting forth the terms and conditions of an individual Award granted under the plan.

2.7.	“Board” means the Board of Directors of the Company.

2.8.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9.	“Cause” shall have the meaning ascribed to it in the applicable employment or consulting agreement of Participant. In the absence of such definition, “Cause” shall mean any of the following: (i) the Participant’s theft, dishonesty, or falsification of any Company documents or records; (ii) the Participant’s improper use or disclosure of the Company’s confidential or proprietary information; (iii) any action by the Participant which has a detrimental effect on the Company’s reputation or business; (iv) the Participant’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach of the Participant of any employment agreement between the Participant and the Company, which breach is not cured within thirty (30) days pursuant to the terms of such agreement; or (vi) the Participant’s conviction (including any plea of guilty) of any criminal act which impairs the Participant’s ability to perform his or her duties with the Company. For purposes of the definition of Cause, with respect to a Participant employed by or providing services to a Parent or Subsidiary of the Company, the term “Company” shall also include the Parent or Subsidiary employing or engaging the services of the Participant.

2.10.	“Committee” means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

2.11.	“Company” means Pagaya Technologies Ltd., an Israeli company.

2.12.	“Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity, including any employees of such person and including a non-Employee Director of the Company or any Parent or Subsidiary thereof. A Participant shall not cease to be a Consultant in case of any temporary interruption in such person’s availability to provide services to the Company, its Parent, any Subsidiary, or any successor, which has been authorized in writing by the engaging company (or by the Parent or Subsidiary) prior to its commencement.

2.13.	“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(i) of the Ordinance.

2.14.	“Director” means a member of the Board of Directors of the Company or any Parent or Subsidiary.

2.15.	“Eligible Recipient” means an Employee or Consultant.

2.16.	“Employee” means any person, including Officers and Directors, employed by the Company, or any Parent or Subsidiary of the Company, with or without payment. Subject to the provisions of any Applicable Law, a Participant shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company (or by the Parent or Subsidiary that employs the person) or (ii) transfers between locations of the Company (or the Parent or Subsidiary that employs the person) or between the Company, its Parent, any Subsidiary, or any successor.

2.17.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18.	“Employing Company” shall have the meaning ascribed to it in Section 102(a) of the Ordinance.

2.19.	“Exercise Price” means the per share price at which a holder of an Award may purchase Shares issuable upon exercise of the Award.

2.20.	“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable (if the Shares are listed or quoted on more than one established stock exchange or national market system, the Administrator shall determine the appropriate exchange or system);

(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

2.21.	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.22.	“IPO” means the consummation of the initial public offering of the Company’s Ordinary Shares.

2.23.	“Israeli Employee” means a person who is a resident of the state of Israel or who is deemed to be a resident of the state of Israel for tax purposes, and who is an Employee or an Office Holder (“Nose Missra”) of the Company, or any Parent or Subsidiary of the Company, in each case excluding a person who is a Controlling Shareholder prior to the issuance of the relevant Award or as a result thereof.

2.24.	“Israeli Non-Employee” means a person who is a resident of the state of Israel or who is deemed to be a resident of the state of Israel for tax purposes, and who is (i) a Consultant, who is not an Employee, or (ii) a Controlling shareholder (whether or not an employee of the Company or any Parent or Subsidiary thereof) prior to the issuance of the relevant Option or as a result thereof.

2.25.	“ITA” means the Israeli Income Tax Authorities.

2.26.	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.27.	“Officer” or “Office Holder” shall have the meaning ascribed to it in the Israeli Companies Law, 5759-1999, as amended from time to time.

2.28.	“Non-Trustee 102 Option” means an Option granted to an Employee pursuant to Section 102(c) of the Ordinance, which is not required to be held in trust by a Trustee.

2.29.	“Option” means a stock option granted pursuant to the Plan (including 102 Options, 3(i) Options, Incentive Stock Options and Nonstatutory Stock Options).

2.30.	“Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower Exercise Price.

2.31.	“Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, as amended, the rules promulgated thereunder, or any law or regulations which shall replace the Ordinance or Sections 3(i) or 102 promulgated thereunder.

2.32.	“Parent” means a company, whether now or hereafter existing, to which the Company is a Subsidiary.

2.33.	“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 4 below, to receive grants of Options, Restricted Stock, Restricted Stock Units or any combination of the foregoing.

2.34.	“Plan” means this 2016 Equity Incentive Plan.

2.35.	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 18 below.

2.36.	“Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 19 below.

2.37.	“Share” means an Ordinary Share of the Company, having a nominal value of NIS 0. 01, as may be adjusted in accordance with Section 21 below.

2.38.	“Section 102” means section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as amended or replaced from time to time.

2.39.	“Subsidiary” means any company, whether now or hereafter existing, other than the first company, in an unbroken chain of companies, if each of the companies (other than the last company) in the unbroken chain, owns shares possessing more than fifty percent (50%) of the total combined voting power of all classes of shares in one of the other companies in such chain.

2.40.	“Successor Company” means a successor corporation in a Transaction or any parent or Affiliate thereof, as determined by the Administrator in its discretion.

2.41.	“Transaction” means: (i) a sale of all or substantially all of the assets of the Company, or a sale (including an exchange) of all or substantially all of the shares of the Company, to any person, or a purchase by a shareholder of the Company or by an Affiliate of such shareholder, of all or substantially all the shares of the Company held by all or substantially all other shareholders or by other shareholders who are not Affiliated with such acquiring party; (ii) a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation; (iii) a scheme of arrangement for the purpose of effecting such sale, merger, consolidation, amalgamation or other transaction; or (iv) such other transaction or set of circumstances that is determined by the Administrator, in its discretion, to be a Transaction subject to the provisions of Section 21.4 below; excluding (a) any of the above transactions in clauses (i) through (iv) with a wholly-owned subsidiary (directly or indirectly) of the Company for the purpose of reincorporating the Company in another jurisdiction, (b) any of the above transactions in clauses (i) through (iii) if the Administrator determines that such transaction should be excluded from the definition hereof and the applicability of Section 21.4 below, (c) any of the above transactions in clauses (i) through (iv) in which shareholders of the Company prior to the transaction will maintain more than fifty percent (50%) of the voting power of the resulting or surviving entity after the transaction (provided, however, that shares of the resulting or surviving entity held by shareholders of the Company acquired by means other than the exchange or conversion of the shares of the Company shall not be used in determining if the shareholders of the Company own more than fifty percent (50%) of the voting power of the resulting or surviving entity (or its parent), but shall be used for determining the total outstanding voting power of the resulting or surviving entity); (d) any of the above transactions in clauses (i) through (iv) in connection with an issuance of securities by the Company as part of a transaction financing.

2.42.	“Trustee” means any person or entity appointed by the Company, any of its Parents or any of its Subsidiaries, as applicable, and approved by the ITA, to serve as a trustee, all in accordance with the provisions of Section 102(a) of the Ordinance.

2.43.	“Trustee 102 Option” means an Option granted pursuant to the rules set in Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Participant.

2.44.	“102 Option” means an Option granted under the rules of Section 102 of the Ordinance, as amended, or any law or regulations, which shall replace Section 102.

2.45.	“102 Capital Gain Options (102 CGO)” means a Trustee 102 Option elected and designated by the Employing Company to qualify for capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

2.46.	“102 Ordinary Income Option (102 OIO)” means a Trustee 102 Option elected and designated by the Employing Company to qualify for ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

2.47.	“3(i) Option” means an Option granted under the rules of Section 3(i) of the Ordinance, as amended, or any law or regulations, which shall replace Section 3(i).

3.	Shares Subject to the Plan

Subject to the provisions of Section 21 of the Plan, the aggregate number of Shares reserved and available for grant of Awards under the Plan is 111,111 or such other number of Shares as the Board shall determine from time to time. The Shares may be authorized but unissued, or reacquired Shares. Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that portion of that Option which was not exercised will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the Exercise Price payable upon exercise of an Award, will again become available for grant under the Plan. If any Award or portion thereof is settled for cash, the Shares attributable for such cash settlement will again become available for grant.

4.	Administration of the Plan

4.1.	Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. Notwithstanding the above, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason.

4.2.	Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities and compliance with all Applicable Laws, the Administrator shall have the full power and authority at its sole discretion, from time to time and at any time:

(i)	To determine whether and to what extent Awards are to be granted hereunder to Participants;

(ii)	To determine and/or amend the Exercise Price of the Awards;

(iii)	To determine and/or amend the vesting schedule of the Awards;

(iv)	To determine and/or amend the terms of payment for the Shares;

(v)	To select the Eligible Recipients to whom Awards may from time to time be granted hereunder;

(vi)	To determine the number of Shares to be covered by each Award granted hereunder;

(vii)	To approve forms of agreement for use under the Plan;

(viii)	To determine the terms and conditions of any Award granted hereunder. Such terms and conditions shall include, but shall not be limited to, the Exercise Price, the time or times and the extent to which the Awards may be exercised (which may be based on performance criteria), any vesting acceleration (whether or not in connection with a Transaction) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, at its sole discretion, shall determine;

(ix)	To determine the Fair Market Value of the shares covered by each Award;

(x)	To make an election as to the type of 102 Option;

(xi)	To establish, add, cancel, amend or otherwise alter any restrictions, terms or conditions of any Award or Shares subject to any Award (including, without limitation, change the vesting terms, or accelerate the vesting periods, or add acceleration provisions with respect to, any Award granted hereunder);

(xii)	To prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(xiii)	To authorize conversion or substitution under the Plan of any or all Awards and to cancel or suspend Awards, as necessary, provided the material interests of the Participants are not harmed;

(xiv)	To construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(xv)	To alter, revise or otherwise adjust the terms of the Plan and the Award Agreement, as may be required pursuant to any applicable laws of local or foreign jurisdictions;

All the abovementioned powers and actions may be taken by the Administrator at the date of grant of the Award and/or at any time thereafter.

4.3.	In the event of a tie vote with respect to any matter brought before the Administrator, such matter shall be presented to the Board and the decision of the Board shall be final with respect to such matter.

4.4.	Neither the Trustee nor any member of the Board or the Committee shall be liable to the Company or to any Participant, for any action or determination taken or made in good faith as a Committee member in the course of administrating the Plan. Each member of the Board or the Committee shall be indemnified and held harmless by the Company or by any Participant against any cost or expense (including counsel fees) reasonably incurred by him, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, all to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s charter documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

4.5.	Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants.

5.	Term of Plan

5.1.	The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 23 below.

5.2.	Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

6.	Eligibility

Awards may be granted to Participants and to persons to whom offers of employment or engagement as Employees or Consultants have been extended.

7.	Options to Non Israeli Participants

7.1.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, Nonstatutory Stock Options may be granted to non-Israeli Employees and non-Israeli Consultants and Incentive Stock Options may be granted only to non-Israeli Employees.

7.2.	Each Option granted to non Israeli Participants shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option, unless the Administrator determines otherwise at any time and subject to Applicable Laws. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, then unless the Administrator determines otherwise at any time and subject to the requirements of any applicable law, such options shall be treated as Nonstatutory Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the option with respect to such Shares is granted.

8.	Options to Israeli Participants

8.1.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, Israeli Employees may be granted only 102 Options and Israeli Non-Employees may be granted only 3(i) Options. In each case, such options shall be subject to the terms and conditions of the Ordinance.

8.2.	The Employing Company may designate 102 Options granted to Israeli Employees pursuant to Section 102 as Non-Trustee 102 Options or as Trustee 102 Options.

9.	Trustee 102 Options

9.1.	Options granted pursuant to this Section 9 are intended to constitute Trustee 102 Options and are subject to the provisions of Section 102 and the general terms and conditions specified in the Plan, except for such provisions of the Plan applying to options under a different tax law or regulation.

9.2.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, Trustee 102 Options may be granted only to Israeli Employees.

9.3.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, Trustee 102 Options shall be classified as either 102 CGO or 102 OIO, subject to the terms and conditions of Section 102 and the provisions of the Plan.

9.4.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, no Trustee 102 Options may be granted under this Plan, unless the Employing Company’s election of the type of Trustee 102 Options granted to Israeli Employees, 102 CGO or 102 OIO (the “Election”), is appropriately filed with the ITA.

9.5.	After making an Election, unless the Administrator determines otherwise at any time and subject to Applicable Laws, the Company may grant only the type of Trustee 102 Options it has elected (i.e. 102 CGO or 102 OIO), and the Election shall apply to all grants to Participants of Trustee 102 Options until such Election is changed pursuant to the provisions of Section 102(g) of the Ordinance. Unless the Administrator determines otherwise at any time and subject to Applicable Laws, the Employing Company may change such Election only after the passage of at least one year following the end of the year during which the applicable Employing Company first granted Trustee 102 Options in accordance with the previous Election.

9.6.	For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee 102 Options or 3(i) Options simultaneously with the grant of Trustee 102 Options.

9.7.	The grant of Trustee 102 Options shall be conditioned upon the approval (or the deemed approval pursuant to the provisions of section 102(a) of the Ordinance) of the Plan and the Trustee by the ITA.

9.8.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, Trustee 102 Options may be granted only after the passage of thirty (30) days (or a shorter period as and if approved by the ITA) following the delivery by the appropriate Employing Company to the ITA of a request for approval of the Plan and the Trustee according to Section 102, as mentioned in section 9.4 above.

9.9.	Notwithstanding the foregoing paragraph, if within ninety (90) days of delivery of the abovementioned request, the appropriate ITA officer notifies the Employing Company of his or her decision not to approve the Plan or the Trustee, the Options that were intended to be granted as a Trustee 102 Options shall be deemed to be Non-Trustee 102 Options, unless otherwise determined by the ITA officer.

9.10.	Anything herein to the contrary notwithstanding, all Trustee 102 Options granted under this Plan shall be granted or issued to a Trustee. The Trustee shall hold each such Trustee 102 Option, all Shares issued upon exercise thereof, and all other securities received following any exercise or realization of rights, including bonus shares, in trust for the benefit of the Participant in respect of whom such Option was granted. All certificates representing Options or Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Options or Shares are released from the trust.

9.11.	With respect to 102 CGO and 102 OIO, the Options or Shares issued upon the exercise thereof and all rights related to them, including bonus shares, will be held by the Trustee for such period of time as required under Section 102 (currently, at least 24 months (in case of a 102 CGO) and 12 months (in case of a 102 OIO), from the date on which such Option was issued and deposited with the Trustee) or a shorter period as approved by the ITA (hereinafter, the “Holding Period”), under the terms set forth in Section 102.

9.12.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, in accordance with Section 102, the Participant shall not sell, cause the release from trust, or otherwise dispose of, any Trustee 102 Option, any Share issued upon the exercise thereof, or any rights related to them, including bonus shares, until the end of the applicable Holding Period. Notwithstanding the foregoing but without derogating from the provisions of the Plan and the terms and conditions set forth in the Award Agreement, if any such sale, release, or disposition occurs during the Holding Period, then the provision of Section 102, relating to non-compliance with the Holding Period, will apply and all sanctions under Section 102 shall be borne by the Participant.

9.13.	Anything herein to the contrary notwithstanding, the Trustee shall not release any Options which were not already exercised into Shares by the Participant, nor release any Shares issued upon exercise of the Trustee 102 Options or rights related thereto, including bonus shares, prior to the full payment of the Exercise Price and Participant’s tax liability arising from the Trustee 102 Options which were granted to him or her.

9.14.	In the event that a stock split shall be effected or bonus shares shall be issued on account of the Shares which have been issued for the Participant’s benefit, such new split or bonus shares shall be transferred by the Company to the Trustee to hold for such Participant’s benefit.

9.15.	The validity of any order given to the Trustee by a Participant shall be subject to the approval of the Company. The Company shall render its decision regarding orders given by any Participant to the Trustee within a reasonable period of time. The Company shall not be required to approve any order which is incomplete, is not in accordance with the provisions of this Plan and the relevant Award Agreement or which the Company believes should not be executed for any reasonable reason. The Company shall notify the Participant of the reason for not approving his/her order. Approval by the Company of any order given to the Trustee by a Participant shall not constitute proof of the Company’s recognition of any right of such Participant.

9.16.	Without derogating from the aforementioned, the Administrator shall have the authority to determine the specific procedures and conditions of the trusteeship with the Trustee in a separate agreement between the Company and the Trustee.

9.17.	In the event that the requirements for the Trustee 102 Options are not met, then the Trustee 102 Options shall be regarded as Non-Trustee 102 Options.

9.18.	Upon receipt of a Trustee 102 Option, the Participant will sign an Award Agreement under which such Participant will agree to be subject to the trust agreement between the Company and/or its Subsidiaries and the Trustee, stating, inter alia, that the Trustee will be released from any liability in respect of any action or decision duly taken and executed in good faith in relation to this Appendix, or any Trustee 102 Option or Share issued to him or her thereunder.

10.	Fair Market Value For Israeli Tax Purposes

Without derogating from Section 2.20 and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of a 102 CGO the Company’s shares are listed on any established stock exchange or a national market system, or if the Company’s shares are registered for trading within ninety (90) days following the date of grant of the 102 CGO, the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as applicable, unless the Administrator determines otherwise at any time and subject to Applicable Laws.

11.	Integration of Section 102 and Tax Assessing Officer’s Permit

Unless the Administrator determines otherwise at any time and subject to Applicable Laws, with respect to Trustee 102 Options, the provisions of the Plan and the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit (to the extent that such permit is issued) (the “Permit”), and said provisions and Permit shall be deemed an integral part of the Plan and the Award Agreement.

12.	Non-Trustee 102 Options

12.1.	Options granted pursuant to this Section 12 are intended to constitute Non-Trustee 102 Options and are subject to the provisions of Section 102 and the general terms and conditions specified in the Plan, except for such provisions of the Plan applying to Options granted under a different tax law or regulations.

12.2.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, Non-Trustee 102 Options may be granted only to Israeli Employees.

12.3.	Non-Trustee 102 Options shall be granted pursuant to the Plan may be issued directly to the Israeli Employee or to a trustee appointed by the Administrator in his\its sole discretion. In the event that the Administrator determines that Non-Trustee 102 Options, and Shares issued upon the exercise thereof, shall be deposited with a trustee, the provisions of Sections 9.10, 9.13, and 9.17 hereof shall apply, mutatis mutandis.

12.4.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, in the event that an Israeli Employee who was granted a Non-Trustee 102 Option is an employee of the Company, or any Parent or Subsidiary thereof, such employee will be obligated to provide his employer, upon the termination of his employment for any reason, with a security or guarantee to cover any future tax obligation resulting from the grant, exercise or disposition of the Option or the Shares issuable upon the exercise thereof, in the form satisfactory to such employer in the latter’s sole discretion.

13.	3(i) Options

13.1.	Options granted pursuant to this Section 13 are intended to constitute 3(i) Options and are subject to the provisions of Section 3(i) of the Ordinance and the general terms and conditions specified in the Plan, except for provisions of the Plan applying to Options granted under a different tax law or regulations.

13.2.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, 3(i) Options may be granted only to Israeli or foreigners Non-Employees.

13.3.	3(i) Options that shall be granted pursuant to the Plan may be issued directly to the Israeli and foreigners Non-Employee or to a trustee appointed by the Administrator in his\its sole discretion. In the event that the Administrator determines that 3(i) Options, and Shares issued upon the exercise thereof, shall be deposited with a trustee, the provisions of Sections 9.10, 9.13, and 9.17 hereof shall apply, mutatis mutandis.

14.	General Provisions

14.1.	Term of Option. The expiration date of the term of each Option shall be stated in the Award Agreement (the “Expiration Date”); provided, however, that in no event the term of any Option shall be more than ten (10) years from the date of grant thereof. Each unexercised Option shall automatically expire and shall no longer be exercisable immediately upon the earlier of: (i) the Expiration Date of such Option (as set forth in the applicable Award Agreement), or (ii) at the time at which such Option otherwise expires pursuant to the terms of the Plan.

14.2.	Option Exercise Price and Consideration

(i)	The per share Exercise Price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator at any time at its sole and absolute discretion, subject to any Applicable Laws.

(ii)	The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator at the time of grant and/or at any time thereafter, subject to any Applicable Law. Such consideration may consist of (1) cash; (2) check; (3) previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; (4) a cashless exercise method, whereby the Option’s Exercise Price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option Exercise Price, divided by (B) the then current Fair Market Value per Share; (5) any combination of the foregoing methods of payment; or (6) any other method as shall be determined by the Administrator at its sole discretion.

14.3.	Manner of Exercising the Option

(i)	Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof, at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement and in accordance with the requirements of Section 102 of the Ordinance, if applicable.

(ii)	In the event of any conflict between the terms and conditions of an Award Agreement and the terms hereof, the terms hereof shall control, unless explicitly provided otherwise in the Award Agreement.

(iii)	Unless the Administrator provides otherwise at any time, vesting of Options granted hereunder shall be ceased during any unpaid leave of absence.

(iv)	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, an Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Unless the Administrator determines otherwise at any time and subject to Applicable Laws, Shares issued upon exercise of an Option (excluding Shares underlying a 102 Option, which Shares shall be issued in the name of the Trustee) shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.

(v)	Until the applicable Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option, nor shall the Participants be deemed to be a class of shareholders or creditors of the Company for the purpose of the operation of sections 350 and 351 of the Israeli Companies Law, 5759-1999 or any successor to such sections.

(vi)	The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right, including without limitation, in connection with rights offering, for which the record date is prior to the date the Shares are issued, except as provided in Section 21 hereof.

(vii)	Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(viii)	An Option may not be exercised for fractional shares.

(ix)	Until the consummation of an IPO, and unless explicitly provided otherwise in the Award Agreement, any Shares acquired upon the exercise of Options shall be voted by an irrevocable proxy, substantially in the form attached hereto as Schedule A (or any other form approved by the Board) (the “Proxy”), according to which, the Participant irrevocably appoints the chairman of the Board, or any other person designated for such purpose by the Board, as his/her proxy with respect to the Shares acquired upon the exercise of Options (the “Proxy Holder”). The Proxy will be signed and delivered to the Company by the Participant concurrently with the execution of the Participant’s Award Agreement.

(x)	The Proxy Holder shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy, unless arising out of such Proxy Holder’s own fraud or willful misconduct, to the extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification the Proxy Holder may have (if any) as a director or otherwise under the Articles, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise. Without derogating from the above, with respect to 102 Options, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

15.	Non-Transferability of Options

15.1.	Unless the Administrator determines otherwise at any time and subject to Applicable Laws, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

15.2.	Without derogating from the foregoing and unless the Administrator determines otherwise at any time and subject to Applicable Laws, for as long as Options or Shares purchased upon the exercise thereof are held by the Trustee on behalf of the Participant, all rights of the Participant with respect to such Options and Shares shall be personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

15.3.	Without derogating from the inherent power of the shareholders of the Company to alter or modify the rights of the Company’s shares, the Administrator may impose on any Participant such additional restrictions on the transfer of Shares as the Administrator may determine at the time that Options are granted to the Participant or as may be agreed to by the Administrator and the Participant following purchase of said Shares upon exercise of such Options under this Plan or upon termination of the Participant’s employment or service with the Company. Such additional restrictions shall be included in the Award Agreement entered into between the Company and the Participant, or, upon agreement of the Participants, or in this Plan.

16.	Rights and Restrictions Attaching to the Shares

16.1.	Equal Rights. Unless the Administrator determines otherwise at any time and subject to Applicable Laws, the Shares shall have equal rights for all intents and purposes as the rights attached to Shares of the Company according to the Articles, subject also to the provisions of this Plan and the Award Agreement. Any change to Articles which modify rights attaching to the Company’s shares shall also apply to the Awards and the Shares. The provisions of the Plan shall remain applicable, with the necessary modifications arising from any such amendment. The grant of Awards or the issuance of Shares under this Plan shall not entitle any Participant to receive any compensation in the event of any change to the Company’s capital.

16.2.	Dividend Rights. Unless the Administrator determines otherwise at any time and subject to Applicable Laws, all Shares issued upon the exercise of Options granted under the Plan, shall entitle the Participant thereof, or the Trustee for the benefit of Participant, subject to any applicable taxation on distribution of dividends and, when applicable, subject to the provisions of Section 102, to receive dividends with respect thereto in accordance with the Articles, provided, however, that Participant, or the Trustee for the benefit of Participant, shall have no right to dividends or distribution or other right, including without limitation in connection with rights offering, with respect to Shares for which the record date is prior to the date on which the Participant shall have become the holder of record.

16.3.	Transfer of Shares. Without derogating from the provisions of the Plan and the terms and conditions set forth in the Award Agreement or the Articles, until the consummation of an IPO and unless the Administrator determines otherwise at any time, prior to any transfer of any Shares acquired upon the exercise of Options to a transferee (the “Transferred Shares”) and as a condition to the transfer of the Transferred Shares (if and to the extent the Transferred Share were subject to a Proxy), such transferee shall execute an irrevocable proxy substantially in the form of the Proxy, appointing the chairman of the Board, or any other person designated for such purpose by the Board, as such transferee’s proxy with respect to the Transferred Shares.

17.	Termination of Relationship as an Employee or as a Consultant

17.1.	Subject to the provisions of Sections 17.4 and 17.5 below, if a Participant ceases to be an Employee or a Consultant, such Participant may exercise his or her Option within such additional period of time beyond the date of such termination as is specified in the applicable Award Agreement (solely to the extent that the Option is vested on the date of such termination), but in no event later than the Expiration Date of such Option (for the purpose of this Section 17.1 the “Extended Period”). In the absence of a specified Extended Period in the Award Agreement and unless the Administrator determines otherwise at any time, the Option (solely to the extent that the Option is vested on the date of such termination) shall remain exercisable for, and the Extended Period shall be deemed to be, three (3) months following the Participant’s termination (but in no event later than the Expiration Date of such Option). If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall automatically revert to the Plan and shall no longer be exercisable. If, after termination of engagement with the Company, the Participant does not exercise the vested portion of his or her Option within the Extended Period, the Option shall forthwith terminate, and the Shares covered by such Option shall automatically revert to the Plan. For the avoidance of doubt, Awards granted hereunder shall not continue to vest during the Extended Period thereof.

17.2.	At any time, including following the date on which an Award is granted the Administrator, at its sole and absolute discretion and without such act constituting a precedent in respect of any other Participant, shall be entitled to extend the period during which the Participant shall be entitled to exercise his\her vested Options, by a period to be fixed by the Administrator.

17.3.	Anything in this Plan to the contrary notwithstanding, but subject to the provisions of section 102 of the Ordinance and the tax regulations thereto, if a Participant ceases to be an Employee or a Consultant of the Company or any Parent or Subsidiary thereof, but continues to be employed or provide services to the Company or any other Parent or Subsidiary thereof, such Participant will be deemed for the purpose of this Section 17 to have continuously remained an Employee or a Consultant of the Company (as applicable) during such term, and his/her Awards shall vest pursuant to their original terms. Notwithstanding anything to the contrary hereinabove, unless the Administrator determines otherwise at any time and subject to Applicable Laws, if termination of Participant is for Cause, the entire unexercised Option (whether vested or not) shall ipso facto terminate and the Shares covered by such Option shall automatically revert to the Plan.

17.4.	Retirement. If a Participant should retire, he/she may, subject to the approval of the Administrator (at its sole discretion), continue to enjoy such rights, if any, with respect to his/her Awards under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Administrator, at its sole discretion, may determine at the time of such retirement or at any time theretofore.

17.5.	Death or Disability of Participant. If Participant’s engagement with the Company as an Employee or a Consultant is terminated as a result of the Participant’s death or inability to substantially perform the ordinary functions of his/her position in the Company by reason of any medically diagnosed physical or mental impairment, permanent disability or chronic illness, which last for a continuous period of nine (9) months or more (“Disability”), the Participant (or, if the Participant died, the Participant’s estate or any person who acquired the right to exercise the Option by bequest or inheritance) may exercise his or her Option within such additional period of time thereafter as is specified in the Award Agreement (which period shall be of at least six (6) months) (and with respect to Options, to the extent the Option is vested on the date of such termination), but in no event later than the Expiration Date of the such Option (for the purpose of this Section 17.5 the “Extended Period”). A determination of any Disability will be made by a physician reasonably acceptable to the Company. In the absence of a specified Extended Period in the Award Agreement, the Option, to the extent it is vested on the date of such termination, shall remain exercisable for, and the Extended Period shall be deemed to be, twelve (12) months following the Participant’s termination, or any longer period determined by the Administrator (but in no event later than the Expiration Date of such Option). If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall automatically revert to the Plan and shall no longer be exercisable. If, after termination, the vested portion of the Participant’s Option are not exercised within the applicable Extended Period, the Option shall forthwith terminate, and the Shares covered by such Option shall automatically revert to the Plan. For the avoidance of doubt, the Awards granted hereunder shall not continue to vest during the Extended Period.

18.	Restricted Stock

18.1.	Awards of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan (including, without limitation, under Section 102). The Administrator shall determine, at its sole discretion, the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock shall be made, the number of Shares to be awarded, the Exercise Price, if any, to be paid by the Participant for the acquisition of Restricted Stock, the Restricted Period (as defined in Section 18.3(i) below) and all other conditions of the Awards of Restricted Stock. The Administrator may also condition the grant of the Award of Restricted Stock upon the exercise of Options, or upon such other criteria as the Administrator may determine, at its sole discretion. The provisions of the Awards of Restricted Stock need not be the same with respect to each Participant.

18.2.	Awards and Certificates

(i)	The prospective recipient of Awards of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a “Restricted Stock Award Agreement”) and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify at any time) after the Award date and has otherwise complied with the applicable terms and conditions of such Award.

(ii)	Except as otherwise provided below in Section (iii), (a) each Participant who is granted an Award of Restricted Stock shall be issued a share certificate in respect of such Shares of Restricted Stock, and (b) such certificate shall be registered in the name of the Participant (or, if so determined by the Administrator or required under any Applicable Law – such certificate shall be registered in the name of the Trustee), and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

(iii)	The Company may require that the share certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

18.3.	Restrictions and Conditions

Unless the Administrator determines otherwise at any time and subject to Applicable Laws, the Awards of Restricted Stock granted pursuant to this Section 18 shall be subject to the following restrictions and conditions:

(i)	Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise dispose Shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may at any time and at its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, at its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, consultant or advisor to the Company, any Subsidiary or Affiliate, the Participant’s death or Disability or the occurrence of a Transaction.

(ii)	Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Administrator at any time, once the Participant has been issued a certificate or certificates for Restricted Stock or the Restricted Stock has been issued in the Participant’s name by book-entry registration, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Administrator, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Administrator so determines, to allocate such cash distributions or dividends among all other eligible shareholders, or to reinvest such cash distributions or dividends in additional Restricted Stock to the extent Shares are available under Section 3 of the Plan. If the Administrator determines that cash distributions or dividends shall be payable with respect to the Restricted Stock, such dividends shall be paid or distributed at the end of the Restriction Period and a Participant shall not be entitled to interest with respect to any such dividends or distributions subjected to the Restriction Period. Unless otherwise determined by the Administrator at any time subject to Applicable Laws, any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii)	Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Administrator at any time, if a Participant’s service or employment with the Company, its Subsidiary or Parent terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock and any associated dividends, if any, that then remain subject to forfeiture will then be forfeited automatically. Upon forfeiture of Restricted Stock, the Participant shall have no further rights with respect to such Restricted Stock.

(iv)	In the event that Awards of Restricted Stock are granted to Israeli Employees, such grant shall be subject to the provisions of Section 102 and the provisions of Sections 8, 9, 10, 11, 12, and 14 hereof shall apply to such Award, mutatis mutandis.

19.	Restricted Stock Units

Subject to the other terms of the Plan, the Administrator may grant Restricted Stock Units to Eligible Recipients, either alone or in addition to other Awards granted under the Plan, (including under Section 102) and may at any time, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, continued employment or service of the Participant or the attainment of specified individual or corporate performance goals. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Administrator.

Unless the Administrator determines otherwise at any time and subject to Applicable Laws, each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, one Share. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement. The terms governing the Restricted Stock Units need not be the same with respect to each Participant. Unless the Administrator determines otherwise at any time and subject to Applicable Laws, the Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and any Shares are actually issued thereunder. Unless the Administrator determines otherwise at any time and subject to Applicable Laws, a Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock Units awarded under the Plan. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Administrator at any time, if a Participant’s service with the Company, its Subsidiary or Parent terminates prior to the Restricted Stock Unit Award vesting, the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically. Upon forfeiture of Restricted Stock Units, the Participant shall have no further rights with respect to such Restricted Stock Units.

20.	[Reserved]

21.	Adjustments

21.1.	Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the Exercise Price of Shares covered by each such outstanding Award, may be proportionately adjusted upon any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend (if so determined by the Board upon the issuance of such stock dividend), combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

21.2.	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any or all outstanding Awards will terminate immediately prior to the consummation of such proposed action. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of such other date fixed by the Administrator and give each Participant the right to exercise his\her Award as to all or any part of the Shares, including Shares as to which the Award would not otherwise be exercisable.

21.3.	Changes to Plan. The Administrator shall be entitled, from time to time, to update and/or change the terms of this Plan, in whole or in part, at its sole discretion, provided that in the Board’s opinion such a change shall not materially derogate from the terms of vested Awards or Shares issued under this Plan. The Board shall be entitled to terminate this Plan at any time provided such termination does not materially affect the rights of any Participant with respect to vested Awards.

21.4.	Transaction. Without derogating from the Administrator’s general authority and power under this Plan, in the event of a Transaction the following shall occur, without the Participant’s consent and action and without any prior notice requirement:

21.4.1	Unless otherwise determined by the Administrator in its sole and absolute discretion, any Award then outstanding shall be assumed or be substituted by the Company, or by a Successor Company, under terms as determined by the Administrator or the terms of this Plan applied by the Successor Company to such assumed or substituted Awards;

For the purposes of this Section 21.4.1, the Award shall be considered assumed or substituted if, following a Transaction, the Award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Transaction, either (i) the consideration (whether stock, cash, or other securities or property, or any combination thereof) distributed to or received by holders of Shares in the Transaction for each Share held on the effective date of the Transaction (and if holders were offered a choice or several types of consideration, the type of consideration as determined by the Administrator), or (ii) regardless of the consideration received by the holders of Shares in the Transaction, solely shares or any type of Awards (or their equivalent) of the Successor Company at a value to be determined by the Administrator in its discretion, or a certain type of consideration (whether stock, cash, or other securities or property, or any combination thereof) as determined by the Administrator. Any of the above consideration referred to clauses (i) and (ii) may be subject to vesting, expiration and other terms as determined by the Administrator in its discretion and may differ from the vesting, expiration and other terms applying on the Awards immediately prior to the Transaction. The foregoing shall not limit the Administrator’s authority to determine, in its sole discretion and in compliance with all Applicable Laws, that in lieu of such assumption or substitution of Awards for Awards of the Successor Company, such Award will be substituted for any other type of asset or property, including as set forth in Section 21.4.2 hereunder.

21.4.2	Regardless of whether or not Awards are assumed or substituted, the Administrator may (but shall not be obligated to), in its sole discretion:

(a)	provide for any Participant to have the right to exercise the Award in respect of Shares covered by the Award which would otherwise be exercisable or vested, under such terms and conditions as the Administrator shall determine, and the cancellation of all unexercised and unvested Awards upon or immediately prior to the closing of the Transaction, unless the Administrator provides for the Participant to have the right to exercise the Award; and/or

(b)	provide for the acceleration of vesting of such Award, as to all or part of the Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Administrator shall determine; and/or

(c)	provide for the cancellation of each outstanding Award at or immediately prior to the closing of such Transaction, and payment to the Participant of an amount in cash, shares of the Company, the acquirer or of a corporation or other business entity which is a party to the Transaction or other property, as determined by the Administrator to be fair in the circumstances, and subject to such terms and conditions as determined by the Administrator. The Administrator shall have full authority to select the method for determining the payment (being the Black-Scholes model or any other method). The Administrator’s determination may further provide that payment shall be set to zero if the value of the Shares is determined to be less than the Exercise Price or in respect of Shares covered by the Award which would not otherwise be exercisable or vested, or that payment may be made only in excess of the Exercise Price.

21.4.3	The Administrator may determine that any payments made in respect of Awards shall be (i) subject to vesting terms substantially identical to those that applied to the canceled Award immediately prior to the Transaction; and/or (ii) made or delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Transaction is made or delayed as a result of escrows, indemnification, earn outs, holdbacks or any other contingencies; and the terms and conditions applying to the payment made to the Participants, including participation in escrow, indemnification, releases, earn-outs, holdbacks or any other contingencies.

21.4.4	Notwithstanding the foregoing, in the event of a Transaction, the Administrator may determine, in its sole discretion that upon completion of such Transaction the terms of any Award be otherwise amended, modified or terminated, as the Administrator shall deem in good faith to be appropriate and without any liability to the Company or any Affiliate, Parent or Subsidiary thereof, and to their respective its officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing in connection with the method of treatment or chosen course of action permitted hereunder.

21.4.5	Neither the authorities and powers of the Administrator under this Section 21.4, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Participant and without any liability to the Company or its Affiliates and to their respective its officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing. The Administrator needs not take the same action with respect to all Awards or with respect to all Eligible Recipients. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator may determine an amount or type of consideration to be received or distributed in a Transaction which may differ as among the Participants, and as between the Participants and any other holders of shares of the Company.

21.4.6	The Administrator’s determinations pursuant to this Section 21.4 shall be conclusive and binding on all Participants.

21.4.7	If determined by the Administrator, the Participants shall be subject to the definitive agreement(s) in connection with the Transaction as applying to holders of Shares including, such terms, conditions, representations, undertakings, liabilities, limitations, releases, indemnities, participating in transaction expenses and escrow arrangement, in each case as determined by the Administrator. Each Participant shall execute such separate agreement(s) or instruments as may be requested by the Company, the Successor Company or the acquirer in connection with such in such Transaction and in the form required by them. The execution of such separate agreement(s) may be a condition to the receipt of assumed or substituted Awards, payment in lieu of the Award or the exercise of any Award.

21.5.	Anything herein to the contrary notwithstanding and unless otherwise determined by the Administrator, in its sole and absolute discretion, if prior to the completion of the IPO, all or substantially all of the shares of the Company (determined without taking into account the shares issued or issuable under this Plan) are to be sold (whether under the Articles or any other contract by which the shareholders of the Company are bound or pursuant to any applicable law) to any third party, whether or not related to or affiliated with the Company or its shareholders, each Participant shall be obliged to sell the Shares such Participant purchased under the Plan, in accordance with the instructions then issued by the Administrator whose determination shall be final.

22.	Time of Granting Awards

Unless explicitly determined otherwise by the Administrator, the date of grant of an Award shall be, for all purposes, the later of (i) the date on which the Administrator makes the determination granting such Award, or (ii) the commencement date of the Participant’s engagement with the Company or any Parent or Subsidiary thereof (whether as an Employee, Consultant or Director). Notice of the determination shall be given to each Participant to whom an Award is so granted within a reasonable time after the date of such grant.

23.	Amendment and Termination of the Plan

23.1.	Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

23.2.	Shareholders Approval. The Board shall obtain shareholders approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

23.3.	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

24.	Conditions Upon Issuance of Shares

24.1.	Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24.2.	Investment Representations. The Administrator may require each Participant acquiring Shares to represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such representation is required.

24.3.	Market Stand-Off. In connection with any public offering of the Company’s equity securities, pursuant to an effective registration statement, for such period as the Company or its underwriters may request (such period not to exceed one hundred and eighty (180) days following the date of the applicable offering), the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters.

25.	Rights as a Shareholder; Voting and Dividends

25.1.	Without derogating from other provisions of the Plan, including Section 18.3(ii) above and unless otherwise determined by the Administrator at any time, subject to Applicable Laws, a Participant shall have no rights as a shareholder of the Company with respect to any Shares covered by the Award until the date of the issuance of a share certificate to the Participant for such Shares. In the case of 102 Option or 3(i) Option (if such Options are being held by a Trustee), the Trustee shall have no rights as a shareholder of the Company with respect to any Shares covered by such Award until the date of the issuance of a share certificate to the Trustee for such Shares for the Participant’s benefit, and the Participant shall have no rights as a shareholder of the Company with respect to any Shares covered by the Award until the date of the release of such Shares from the Trustee to the Participant and the issuance of a share certificate to the Participant for such Shares. Unless otherwise determined by the Administrator at any time and subject to Applicable Laws, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights, including without limitation in connection with any rights offering, for which the record date is prior to the date such share certificate is issued.

25.2.	The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other Applicable Law.

26.	No Right for Continuing Relationship

Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s relationship as an Employee or as a Consultant with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without Cause.

27.	Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

28.	Default

A Participant shall be deemed to be in default under this Plan, including the Award Agreement, in the event that the Participant fails to pay any sum or perform any obligation provided for in the Plan, in a timely fashion or in a manner required. Any default under this Plan not cured within ten (10) days after the Company gives written notice of such default to Participant shall entitle the Company to exercise any and all remedies and rights against the defaulting Participant contained in any and all of the documents comprising this Plan or provided under Applicable Law.

29.	Notices

All notices and elections sent to the Company by a Participant shall be in writing and delivered in person or by certified mail to the CEO of the Company at the principal office of the Company. All notices given by the Company to a Participant under the Plan shall be in writing and delivered in person or by certified mail to the Participant’s address as reflected in the Company’s records. All notices will be deemed delivered within seven (7) days of their dispatch by certified mail, postage prepaid.

30.	Reservation of Shares

At all time during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

31.	Miscellaneous

31.1.	Any tax consequences arising from the grant or exercise of any Awards or from the payment for, or the sale of or other disposition of, Shares covered thereby or from any other event or act (whether of the Participant, the Trustee, or the Company or its Subsidiaries) hereunder, shall be borne solely by the Participant. The Company, its Parents, subsidiaries and the Trustee shall be entitled to withhold taxes according to the requirements of any Applicable Laws, rules and regulations, including withholding taxes at source and particularly regulation 7(b) of the Income Tax Regulations (tax benefits on the issuance of shares to employees) 2003. Furthermore, the Participant shall agree to indemnify the Company or Subsidiary that employs the Participant and the Trustee, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company may exercise such indemnification by deducting the Tax subject to indemnification from Participant’s salaries or remunerations. Except as otherwise required by law, the Company and the Trustee shall not be obligated to exercise any Awards on behalf of a Participant, or to release any share certificate, until all tax consequences arising from the exercise of such Awards are resolved in a manner reasonably acceptable to the Company and the Trustee, and all required payments in connection with the exercise of the Award, or the sale of the Shares, have been fully paid by the Employee.

31.2.	The ramifications of any future modification of any Applicable Law regarding the taxation of Awards and/or Shares granted to Participants shall apply to the Participants accordingly and such Participants shall bear the full cost thereof, unless such modified laws expressly provide otherwise. For the avoidance of doubt, should the applicability of such taxing arrangements to this Plan or to securities issued in the framework thereof be stipulated by an application by the Company or by the Trustee that same shall apply, the Company shall be entitled to decide, at its absolute discretion, whether to apply such taxing arrangements and to instruct the Trustee to act accordingly.

31.3.	Governing Law and Jurisdiction. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have exclusive jurisdiction in any matters pertaining to the Plan.

31.4.	Conflicts. This Plan (together with the Award Agreements signed by the Company and the Participant) supersedes all of the agreements and/or understandings existing prior to the date of the grant of Awards to an Participant between the Company, or any of its Affiliates, and such Participant in connection with issuance of capital shares of the Company or options for capital shares of the Company to such Participant, other than any written option agreement entered into pursuant to a different stock option plan approved by the Board. Any representation and/or promise and/or undertaking made and/or given by the Company and/or by any of its Affiliates or by any person on their behalf, which have not been expressed herein, shall have no force and effect. For the removal of doubt, it is hereby clarified that in the event of any contradiction between the terms set forth in this Plan and the terms of any Award Agreement, or in a Participant’s employment or services agreement, the terms of this Plan shall prevail, unless explicitly provided otherwise in the Award Agreement.

32.	Multiple Agreements

The terms of each Award may differ from other Awards granted, whether concurrent with, prior to or following its grant under this Plan . No Participant or other person shall have any claim to be granted Awards and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect to them need not be the same with respect to each Participant (whether or not such Participants are similarly situated and whether or not the Awards are granted at the same time or at any other time).

Schedule A

PROXY

I, the undersigned, as record holder of the securities of Pagaya Technologies Ltd. (the “Company”) described below, hereby irrevocably appoint the chairman of the Company’s Board of Directors, or any other person designated for such purpose by the Company’s Board of Directors (the “Proxy Holder”), as my proxy instead of myself and on my behalf, with respect to any and all aspects of my shareholdings in the Company in virtue of the shares granted to me pursuant to the Company’s 2016 Equity Incentive Plan (including, without limitation and for the sake of clarification, any shares issued to me upon exercise of any option granted to me under the Company’s 2016 Equity Incentive Plan) (the “Shares”), including, without limiting the foregoing generality: (i) receiving any notices that the Company may deliver to its shareholders, pursuant to the Articles of Association of the Company (as amended from time to time), any shareholders agreement, applicable law or otherwise, (ii) attending all meetings of the shareholders of the Company and voting such Shares at any meeting of the shareholders of the Company (and at any postponements or adjournments thereof) and waiving all minimum notice requirements for such meetings of shareholders, (iii) executing any consents or dissents in writing without a meeting of the shareholders of the Company to any corporate action thereof, (iv) waiving any preemptive right, right of first refusal, right of first offer, co-sale right or any other similar right or restriction to which I will be entitled by virtue of the Shares, (v) giving or withholding consent or agreement to any matter which requires my consent or agreement in my capacity as a shareholder of the Company (whether such is required under the Articles of Association of the Company (as amended from time to time), any agreement to which I am a party as a shareholder or otherwise), and/or (vi) joining in making a request to convene a general meeting or class meeting of the shareholders of the Company or to otherwise exercise any and all powers and authorities vested within me in my capacity as a shareholder of the Company (in each of the foregoing cases, to the fullest extent that I will be entitled to act so, and in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such Shares or personally acting on any matters submitted to shareholders for approval or consent).

The Shares shall be voted by the Proxy Holder in the same proportion as the votes of the other shareholders of the Company.

This proxy is irrevocable to the maximum extent allowed by applicable laws and it will remain in full force and effect until the consummation of an IPO (as defined in the Company’s 2016 Equity Incentive Plan), upon which it will automatically terminate.

The Proxy Holder will have the full power of substitution and revocation. All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Name		Date
Signature